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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)

  District of Columbia                                           52-089-1669
(State of incorporation                                       (I.R.S. Employer
    or organization)                                         Identification No.)

                              2201 Cooperative Way
                             Herndon, Virginia 20171
          (Address of principal executive offices, including zip code)

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      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [x]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
Title of each class to be so registered           each class is to be registered
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  5.95% Subordinated Notes Due 2045                   New York Stock Exchange
  (Subordinated Deferrable Interest
           Notes Due 2045)

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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      The Commission is respectfully requested to send copies of all notices, orders and communications to:

         MARK L. WEISSLER                                  THOMAS R. BROME
MILBANK, TWEED, HADLEY & McCLOY LLP                  CRAVATH, SWAINE & MOORE LLP
      1 CHASE MANHATTAN PLAZA                             825 EIGHTH AVENUE
     NEW YORK, NEW YORK 10005                         NEW YORK, NEW YORK 10019

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

            The Subordinated Notes Due 2045 (Subordinated Deferrable Interest Notes) (the "Notes") to be registered hereunder are described under the heading "DESCRIPTION OF THE NOTES" in the prospectus supplement, dated February 9, 2005 (the "Prospectus Supplement") and under the heading "DESCRIPTION OF DEBT SECURITIES" in the prospectus, dated May 24, 2004 (the "Prospectus"), in each case as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), on February 11, 2005. The Prospectus forms a part of registration statements Nos. 333-98523 and 333-115248. Registration statement No. 333-98523 was filed with the Commission pursuant to the Securities Act on August 22, 2002, and was declared effective by the Commission on August 29, 2002. Registration statement No. 333-115248 was filed with the Commission pursuant to the Securities Act on May 6, 2004, and was declared effective by the Commission on May 24, 2004. The aforementioned description in the Prospectus Supplement and Prospectus is hereby incorporated by reference into this Item 1.

Item 2. Exhibits.

1. Form of Indenture relating to debt securities of the registrant (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed October 28, 1996, and incorporated herein by reference).

2. Specimen of the Notes (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed February 14, 2005 and incorporated herein by reference).

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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 14, 2005                 NATIONAL RURAL UTILITIES COOPERATIVE
                                           FINANCE CORPORATION

                                         /S/ Steven S. Lilly
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                                         Name:   Steven L. Lilly
                                         Title:  Senior Vice President
                                                 and Chief Financial Officer
                                                 (Principal Financial Officer)

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